Filed pursuant to Rule 424(b)(5)
Registration No. 333-252801

Prospectus Supplement
(To Prospectus dated May 6, 2021)

AGEAGLE AERIAL SYSTEMS INC.

10,000 Shares of Series F 5% Convertible Preferred Stock

(and 16,129,032 Shares of Common Stock Issuable Upon Conversion of Preferred Stock)

and

Warrants to purchase up to 16,129,032 shares of Common Stock

Issuable Upon Exercise of the Warrants

We are offering 10,000 shares of our Series F 5% Convertible Preferred Stock (the “Preferred Stock”) and warrants (the “Warrants”) to purchase up to 16,129,032 shares of our common stock, $0.001 par value per share (the “Common Stock”) to an institutional investor (the “Investor”) pursuant to this prospectus supplement, the accompanying prospectus, and a Securities Purchase Agreement dated June 26, 2022 with such Investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Board approved the designation of 35,000 shares of Preferred Stock with a stated value of $1,000 per share, and the sale of 10,000 shares of this newly designated series of Preferred Stock and Warrants to purchase up to 16,129,032 shares of our Common Stock an exercise price of $0.96 per share (the “Warrant Shares”). The Preferred Stock will be convertible into 16,129,032 shares of the Company’s common stock (the “Conversion Shares,” and together with the Warrant Shares, the “Underlying Shares”) at a conversion price of $0.62 per share. No placement agent is involved in this offering.

We expect to receive gross proceeds in the amount of $10.0 million. The Warrants are not exercisable for the first six months after issuance and have a three-year term from the exercise date. Upon exercise of the Warrants in full by the Investor, the Company would receive additional gross proceeds of approximately $15.5 million.

The Preferred Stock, Warrants and Underlying Shares have been registered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252801), which was declared effective on May 6, 2021. The Preferred Stock, Warrants and Warrant Shares are being offered pursuant to this prospectus supplement and the accompanying prospectus. For a more detailed description of the Shares, the Warrants and the Warrant Shares, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-18.

Our shares of Common Stock are currently traded on the NYSE American under the symbol “UAVS.” On June 29, 2022, the closing sale price of our shares of Common Stock was $0.63 per share. There is no established trading market for the Preferred Stock or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Preferred Stock or the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Preferred Stock and the Warrants will be limited.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 100-day period following the closing, the Company will not (a) enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents; (b) file any registration statement or amendment or supplement thereto, other than this prospectus supplement or filing of a registration statement on Form S-8 in connection with any employee benefit plan; (c) effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents involving a variable rate transaction; or (d) unless approved by shareholders, make any issuance whatsoever of Common Stock or Common Stock equivalents which would cause any adjustment of the conversion price of the Preferred Stock or exercise price of the Warrants to the extent the Investor would not be permitted to be issued the Issuable Maximum under the Company’s Certificate of Designation of the Preferred Stock; and exercise its Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein, except an exempt issuance as defined in the Purchase Agreement, provided that no variable rate transaction shall be an exempt issuance.

Until December 30, 2022, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof by the Company (a “Subsequent Financing”), the Investor shall have the right to participate in up to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The Investor has the right, subject to certain conditions, including shareholder approval, to purchase up to an additional $25,000,000 of shares of Series F Convertible Preferred and warrants. That option will be available for a period of 18 months after shareholder approval at a purchase price equal to the volume-weighted average pricings of the Common Stock for three trading days prior to the date the Investor gives notice to the Company that it will exercise the option.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 9 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the Shares and the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June 30, 2022.

The date of this prospectus supplement is June 26, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On February 5, 2021, we filed with the SEC a registration statement on Form S-3 (File No. 333-252801), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on May 6, 2021. Under this shelf registration process, we may, from time to time, sell up to $200 million in the aggregate of shares of Common Stock, shares of preferred stock, debt securities, warrants and units. Following this offering, and assuming the Warrants are exercised by cash in full, there will be approximately $137,967,439 million of securities remaining available for sale under the registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “AgEagle,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to AgEagle Aerial Systems Inc., a Nevada corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” incorporated by reference in this prospectus supplement and those discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”), through its wholly-owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected industry leader offering best-in-class, autonomous unmanned aerial systems (“UAS”) to a wide range of industry verticals, including energy/utilities, infrastructure, agriculture and government, among others.

The Company’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when AgEagle acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of nearly 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science.

AgEagle is led by a proven management team with years of drone industry experience. In view of AgEagle’s participation in the Unmanned Aircraft Systems Beyond Visual Line of Sight Aviation Rulemaking Committee, and its participation in the U.S. Federal Aviation Administration’s BEYOND program, AgEagle has played a hands-on role in helping to establish necessary rulemaking guidelines and regulations for the future of autonomous flight and the full integration of drones into the U.S. airspace.

The Company is headquartered in Wichita, Kansas, where it also houses its U.S. manufacturing operations. In addition, AgEagle has business operations in Austin, Texas; Lausanne, Switzerland; Raleigh, North Carolina; Seattle, Washington; and Washington, D.C.

Strategic Acquisitions

MicaSense, Inc.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”), based in Seattle, Washington. MicaSense has been at the forefront of advanced drone sensor development since its founding in 2014, having formed integration partnerships with several leading fixed-wing and multi-rotor drone manufacturers. MicaSense’s patented, high precision thermal and multispectral sensors serve the aerial mapping and analytics needs of the agriculture market. MicaSense’s high performance proprietary products, including Altum-PT, RedEdge-P, RedEdge-MX™ and Atlas Flight, have global distribution in over 75 countries and help growers, land managers and researchers use drone-based imagery to make informed business decisions. More than 100 research publications have featured MicaSense sensor data.

Measure Global, Inc.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”), a company founded in 2020 with business operations in Washington, D.C. and Austin, Texas. Serving a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (“SaaS”), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes. Ground Control serves a world class customer base, including Marathon Pipeline, Los Angeles Police Department, Nationwide Insurance, Rayonier, SECO Energy, Skanska and Syngenta, as well as many other Fortune 500 companies.

As commercial and industrial businesses continue to recover from the impact of the global pandemic, and the use of drones across a wide variety of industries and applications gain greater acceptance, AgEagle believes companies will seek trusted and robust partners capable of providing a one-stop shop for high quality drone solutions that effectively address business challenges. By adding Measure’s advanced software to the AgEagle platform, combined with our sensors and other data capture and analytics innovations, our customers can capitalize on the significant economic, safety and efficiency benefits made possible by drones used at scale.

senseFly, S.A.

In October 2021, the Company acquired senseFly, S.A. and senseFly Inc. (collectively “senseFly”) a global leader in fixed-wing drones that simplify the collection and analysis of geospatial data, allowing professionals to make better and faster decisions. Founded in 2009, senseFly develops and produces a proprietary line of eBee-branded, high performance, fixed-wing drones which have flown more than one million flights around the world. Safe, ultra-light and easy to use, these autonomous drones are utilized by thousands of customers around the world in agriculture, government, engineering, and construction, among other industry verticals, to collect actionable aerial data intelligence. With operations in Lausanne, Switzerland and Raleigh, North Carolina, senseFly’s line of eBee-branded drones have earned distinction as the best-selling commercial fixed-wing drones in the United States over the past three consecutive years, according to data supplied by the FAA; and Flyability has ranked senseFly’s eBee as the top commercial drone in the market for mapping and surveying applications.

In March 2021, the Defense Innovation Unit (“DIU”) sought proposals from UAS vendors and in the brief period the Request for Prototype Proposals was listed on its website, www.sam.gov, DIU received more than 100 responses. From this group, senseFly, along with ten other companies, were selected to participate in the 2.0 program to prototype a new approval process, significantly increasing the variety of UAS capabilities available to all branches of the U.S. military. In October 2021, senseFly was named to the Blue sUAS 2.0 list, published by the U.S. Department of Defense’s (“DoD”) Defense Innovation Unit :(DIU”). The 2.0 project was subsequently created to increase the diversity, capability and affordability of unmanned aerial systems (UAS) on DIU’s “Blue UAS Cleared List,” bringing a greater variety of drones with a wide range of modalities, capabilities and price points. A secondary part of the project involves: 1) an effort to define a common standard across the DoD for UAS vendor onboarding; 2) the means to communicate that standard; and 3) a uniform process to assist authorized vendors in the procurement process.

Subsequent to the end of 2021, senseFly completed DIU’s required testing, evaluation and demonstration process. As a result, the NDAA-compliant eBee TAC™ Unmanned Aerial System was the first approved drone to be added to DIU’s Blue Cleared List as part of the Blue sUAS 2.0 project. Systems added to this list do not require a DoD exception to policy to procure or operate, as they have undergone a cyber-security evaluation, a policy compliance check and were issued the necessary administrative documentation.

Designed specifically for government and military mapping and mission planning applications, the eBee TAC operates in disconnected environments, providing a higher accuracy mobile solution to map and locally share aerial imagery data on rapidly changing field conditions to analyze and provide near real-time situational awareness to ground forces. Weighing only 3.5 pounds and featuring a digital camouflage skin for increased stealth and up to 90 minutes flight time and silent mission mode, the eBee TAC can be rapidly deployed, from assembly to hand-launch, in three minutes by a single user to generate 3D modeling, terrain and thermal maps. eBee TAC is available for purchase on the GSA Schedule Contract #47QTCA18D003G as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”) supplied by Hexagon US Federal and partner Tough Stump Technologies, which also provide extensive training programs for the system.

Our Branded Line of Unmanned Aerial Vehicles

eBee Line of Professional Drones

When AgEagle acquired senseFly in October 2021, the Company gained a diverse portfolio of proprietary fixed-wing drones, which include:

●	eBee Ag – a reliable, affordable drone solution to help farmers, agronomists and service providers map and monitor crops quickly and easily. The eBee Ag and its drone sensor deliver timely plant health insights with accuracy and efficiency that complements precision agriculture workflows. With its dual-purpose Duet M camera, eBee Ag captures accurate RGB and multispectral data from the sky to help users make better decisions on the ground. eBee Ag also features available Real-Time Kinematic (“RTK”) functionality for greater mapping precision. With its available RTK, the agriculture drone can achieve absolute accuracy down to 2.5 cm (1.0 inch) with its RGB camera. Highly-accurate vegetative index maps allow users to understand every acre while managing problematic areas field-wide – before they impact profits. Equipped with its standard battery, eBee Ag is capable of up to 45-minutes of flight. An available endurance battery increases flight times up to 55 minutes — allowing the drone to cover more than 160 hectares (395 acres) in a single flight and save precious time and money when compared with conventional crop scouting.

●	eBee Geo – an affordable fixed-wing mapping drone designed to meet the highest demands of surveyors, civil engineers and GIS professionals worldwide. Built upon more than 10 years of drone mapping experience, eBee Geo is rugged, intuitive to operate and makes surveying and mapping small to large areas faster and more efficient than using terrestrial surveying equipment alone. The data collected can quickly be processed into highly-accurate georeferenced orthomosaics, digital elevation models, digital surface models and high-density point clouds to bring additional value beyond common vectors. Designed to complement the user’s surveying toolkit, eBee Geo comes with everything needed to get started, including professional drone camera technology and eMotion, AgEagle’s flight planning software originally designed and developed by senseFly. With eBee Geo, a user can map up to 160 ha (395 ac) at 120 m (400 ft) with a maximum flight time of 45 minutes. eBee Geo is also available with RTK positioning. Combined with the Company’s purpose-built Sensor Optimized for Drone Applications (“S.O.D.A”.), users are assured of sharp, accurate mapping outputs – even in the harshest conditions.

●	eBee TAC– Designed specifically for government and military mapping and mission planning applications, the eBee TAC operates in disconnected environments, providing a higher accuracy mobile solution to map and locally share aerial imagery data on rapidly changing field conditions to analyze and provide near real-time situational awareness to ground forces. Weighing only 3.5 pounds and featuring a digital camouflage skin for increased stealth and up to 90 minutes flight time and silent mission mode, the eBee TAC can be rapidly deployed, from assembly to hand-launch, in three minutes by a single user to generate 3D modeling, terrain and thermal maps. Each system features National Defense Authorization Act (“NDAA”) compliant drone, sensors and active components, secure extension, Endurance activation, two Endurance batteries, one Pitot Pro-kit, two micro-SD cards with adapters, AES256-bit encryption, pixel camouflage and an IP67 hard transport case with STANAG military standard certification that is lightweight, rugged and dust and water resistant. Camera options include RGB, multispectral and thermal payloads; and the system can also be upgraded to include additional features and payloads.

●	eBee X – the eBee X has been recognized as the fixed-wing drone that revolutionized the unmanned aerial vehicle sector with its ease-of-use and multiple, state-of-the-art sensors designed to suit a wide range of mapping jobs. At just 1.6 kg (3.5 lbs.), eBee X is a lightweight, ultra-portable solution that is easy for a single person to operate. With a unique Endurance Extension option enabling a flight time of up to 90 minutes and single-flight coverage of up to 500 ha at 122m (1,236 acres at 400 ft.), the eBee X is a premium drone that offers users the high-precision of on-demand RTK/PPK for achieving absolute accuracy of down to 1.5 cm (0.6 in) – without ground control points. This capability makes the eBee X ideal for beyond visual line of sight (“BVLOS”) operations, such as long corridor mapping missions for utility companies, expansive crop scouting in agriculture and by enterprise customers who desire a robust and professional drone fleet. eBee X has been approved for BVLOS and/or object oriented programming (“OOP”) in Brazil, Canada, China, Denmark, France, Spain, and Switzerland.

Market Opportunity for UAVs

Drones have transformed from being freelance videographer toys to mission critical inspection tools for enterprise businesses like construction, energy and agriculture. Moreover, the number of use cases for drones has also grown as drone hardware has become more advanced, safe and reliable. Advanced aerial mapping, crop monitoring, publicly safety uses, disaster response and consumer drone deliveries have all become available as the drone industry has matured. According to a September 2021 article published in Robotics Business Review, titled “What is the Future of Robotics? The Commercial Drone Market Provides Clues,” the author shares that, according to the FAA’s website there are over 350,000 commercial drones in the United States, with some of the largest fleets numbering in the hundreds. “Adoption has been primarily driven by the various safety and efficiency benefits that drones provide to industrial jobsites.” He goes on to note that “these hundreds of thousands of drones are now conducting programmed crop scans, completing exterior building inspections and performing thermal scans of solar farms with routine swiftness. They are keeping workers safely away from disaster areas or dangerous construction tasks (i.e., inspecting roofs, scaling scaffolding, climbing utility poles), saving time and resources and protecting human well-being. However, the industry would not have gotten to this point without the help of advanced software solutions.”

Looking ahead, Allied Market Research reports that the global UAV market is projected to reach $70.9 billion by 2030, up from $24.7 billion in 2020, with the North American market expected to be the highest revenue contributor, accounting for $24.2 billion by 2030 – up from $9.8 billion in 2020. Global tech market advisory firm, ABI Research, is predicting even more pronounced growth, suggesting in its 2021 Small Unmanned Aerial Systems: Annual Update that “the drone market is set to be worth $92 billion by 2030, with a compound annual growth rate of 25% over the $9.5 billion in annual revenue for 2020. Of this revenue, 70% is in the commercial sector ($63 billion).

Sensor Solutions

In January 2021, AgEagle acquired MicaSense’s line of high performance, proprietary sensors, which include:

●             Altum-PT – an optimized three-in-one solution for advanced remote sensing and agricultural research. It seamlessly integrates an ultra-high resolution panchromatic imager, a built-in 320X256 radiometric thermal imager and five discrete spectral bands to produce synchronized outputs such as RGB color, crop vigor, heat maps and high resolution panchromatic in just one flight. Offering twice the spatial resolution of the prior Altum™ sensor, Altum-PT, introduced to market in November 2021 empowers users with deeper analytical capabilities and broader, more diverse applications; enable them to discern issues at the plant level, even in the early growth stages; and conduct early stage stand counting, as well as season-long soil monitoring, among other critical uses. Altum-PT also features a global shutter for distortion-free results, open APIs and a new storage device allowing for two captures per second.

●             RedEdge-MX – widely viewed as one of the most flexible sensor solutions on the market, with optimized GSD (ground sample distance, or resolution), a DLS two light sensor, a global shutter for distortion-free images, the ability to generate plant health indexes and RGB (color) images from one flight, and the freedom of platform-agnostic data. The RedEdge-MX is considered the industry gold standard for uses that include phenotyping, crop health mapping, water management, fertilizer management, disease identification, species differentiation, weed detection, advanced crop scouting, terrain modeling and leak scouting, among others.

●        RedEdge-MX Dual Camera Imaging System – a synchronized 10-band solution for advanced remote sensing and agricultural research. This solution seamlessly integrates two five-band cameras, the RedEdge-MX and the RedEdge-MX Blue, capturing 10-band imagery in one flight. The system synchronizes capture of all 10 bands, allowing the creation of multiple indices and deeper analytical insights. During processing, bands from either camera may be used interchangeably. Compatible with DJI drones and industry standard software platforms (Pix4D, Agisoft), this sensor solution ensures that flying with two cameras is just as easy as flying with one and enables direct comparison between satellite and drone data. It is compatible with a wide range of aircraft ranging from large fixed wings to small multirotors; and comes standard with an integration kit for DJI drones. Because the two cameras are both versions of RedEdge-MX, flight planning and data processing can be completed with existing industry-standard tools. The system is plug-and-play and requires no new equipment or upgrading of a user’s software set-up.

●     RedEdge-P – Offering three times the capture speed and twice the spatial resolution of the RedEdge-MX, the all new RedEdge-P, launched in October 2021, builds on the legacy of the rugged, high-quality, multispectral sensor that the industry has come to trust and adds the power of a higher resolution, panchromatic band to double the output data resolution. A single camera solution which is compatible with a wide array of drone aircraft ranging from large fixed wing to small multirotor, RedEdge-P captures calibrated high-resolution multispectral and RGB imagery with an optimized field of view and capture rate for efficient flights. This solution seamlessly integrates a high resolution, all-color imager with synchronized multispectral imagers to enable pixel-aligned outputs at previously unattainable resolutions, while maintaining the efficiency and reliability of its RedEdge™ legacy. Processing of data outputs are enabled through industry standard software platforms, including AgEagle’s Ground Control flight management software. With RedEdge-P, agricultural professionals benefit from a sensor that can enable effective plant counting and spectral analysis of small plants. Likewise, federal, state and local government and commercial forestry enterprises will also benefit from precise, efficient data collection and tree-level analysis as opposed to being limited to analyzing large swaths of land to make critical forestry management decisions.

The acquisition of senseFly also added several sensor solutions, marketed by senseFly, including:

●  Aeria X – a compact drone photogrammetry sensor that offers the ideal blend of size, weight and DSLR-like image quality. It produces stunning image detail and clarity in virtually all light conditions, allowing users to map for more hours per day.

● Duet M – a high resolution RGB and multispectral mapping camera rig used to create geo-accurate multispectral maps and high resolution digital surface models quickly and easily. This sensor is ideal for water management, such as mapping field drains and areas of compaction; spotting malfunctioning irrigation lines; and evaluating the consistency of plant vigor across a field.

●  Duet T – a rugged dual RGB/thermal mapping camera rig used to create geo-accurate thermal maps and digital surface models quickly and easily. The Duet T includes a high resolution thermal infrared (640 x 512 px) camera and a S.O.D.A. RGB camera.

●  S.O.D.A. – the first photogrammetry camera built for professional use which quickly became an industry standard for drone operators worldwide upon being introduced in 2016. It captures sharp aerial images, across light conditions, with which to produce detailed, vivid orthomosaics and ultra-accurate 3D digital surface models.

●   S.O.D.A. 3D – a professional drone photogrammetry camera that changes orientation during flight to capture three images (two oblique and one nadir) instead of just one, providing for a much wider field of view. It is optimized for quick, robust image processing with Pix4DMapper. Designed specifically for use with the eBee X aircraft, the S.O.D.A. 3D can achieve coverage of vast areas of flat, homogenous terrain (up to 500 ac / 1,235 ac per 122m / 400ft flight). The unique ability of the S.O.D.A. 3D to capture images in two orientations and the resulting wider field of view translates to stunning digital 3D reconstructions in vertically-focused environments. such as urban areas or open-pit mines - anywhere with walls or steep sides. This system of data recording means that less image overlap is needed, resulting in more efficient flights and greater flight coverage, not to mention quicker image processing for results.

●    S.O.D.A. Corridor – a solution that combines the S.O.D.A. photogrammetry sensor with the Company’s eMotion software that helps make corridor mapping easy. With its portrait camera position, Corridor requires 30% fewer images to map the same linear route and is used in road construction, river mapping, coastline mapping, train track planification and pipeline inspection.

Our principal executive offices are located at 8863 E. 34th Street North, Wichita, Kansas and our telephone number is (620) 325-6363. Our website address is http://www.ageagle.com. Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

Employees

As of March 31, 2022, we employed 121 full-time and 3 part-time employees.

THE OFFERING

Issuer:	AgEagle Aerial Systems Inc.

Shares of Series F 5% Convertible Preferred Stock offered by us pursuant to this prospectus supplement:	10,000

Conversion Shares underlying Preferred Stock offered by us pursuant to this prospectus supplement	16,129,032

Warrant Shares underlying Warrants offered by us pursuant to this prospectus supplement:	16,129,032

Shares of Common Stock to be outstanding after this offering assuming full conversion of the Preferred Stock(1)	98,074,602

Shares of Common Stock to be outstanding immediately after this offering assuming full conversion of the Preferred Stock and exercise of Warrants(1):	114,203,634

Series F Preferred Stock	We are offering up to 10,000 shares of Preferred Stock convertible into 16,129,032 shares Common Stock at $0.62 per share, subject to certain adjustment. Holders shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the $1,000 Stated Value per share) of 5% per annum), payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first conversion date and subsequent conversion date (with respect only to Preferred Stock being converted).

Warrants	We are offering Warrants to purchase up to 16,129,032 shares of our Common Stock at an exercise price of $0.96 per share. The Warrants are not exercisable for the first six months after issuance and have a three-year term from the exercise date. Upon exercise of the Warrants in full, we expect to receive additional gross proceeds of approximately $15.5 million.
Use of proceeds:	We expect the aggregate net proceeds from the Offering will be approximately $9.92 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from the sale of securities in this offering for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Transfer agent	EQ Shareholder Services

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of Common Stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 9 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NYSE American symbol:	UAVS

(1) The number of shares of our Common Stock to be outstanding immediately after this offering is based on 81,945,570 shares of Common Stock outstanding as of June 29, 2022.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE American, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the exchange;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Common Stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Common Stock, whether by us or our stockholders, could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline significantly. Similarly, the perception in the public market that our stockholders might sell shares of our Common Stock could also depress the market price of our Common Stock. A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities. In addition, the issuance and sale by us of additional shares of our Common Stock or securities convertible into or exercisable for shares of our Common Stock, or the perception that we will issue such securities, could reduce the trading price for our Common Stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of Common Stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You will experience immediate dilution in the net tangible book value per share of the Common Stock you purchase.

Because the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price of $0.62 per share, after deducting estimated offering Common Stock and expenses, the net tangible book value of the Common Stock per share as of March 31, 2022, would have been $0.09 per share. If you purchase shares of Common Stock in this offering, you will suffer dilution of $0.11 per share in the net tangible book value of the Common Stock.

Securities analysts may not cover our Common Stock and this may have a negative impact on the market price of our Common Stock.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Common Stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our Common Stock or other securities convertible into or exchangeable for shares of our Common Stock. We cannot assure you that we will be able to sell shares of our Common Stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by Investor in this offering. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

The price of our Common Stock may be volatile or may decline, which may make it difficult for Investor to resell shares of our Common Stock at prices they find attractive.

The trading price of our Common Stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our Common Stock. Among the factors that could affect our stock price are:

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional stockholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the commercial drone, agricultural and hemp industries;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our c Common Stock may be volatile. In addition, the trading volume in our Common Stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our Common Stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, the shares of our Common Stock that an investor purchases, whether upon conversion of the Preferred Stock in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.

We have not paid and do not intend to pay dividends on our Common Stock. Investor in this offering may never obtain a return on their investment.

We have not paid dividends on our Common Stock inception, and do not intend to pay any dividends on our Common Stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your shares of Common Stock issued upon conversion of the Preferred Stock or exercise of the Warrants after price appreciation, which may never occur, in order to realize a return on your investment.

There is no public market for the Preferred Stock or Warrants.

There is no established public trading market for the Preferred Stock or the Warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Preferred Stock or the Warrants on any securities exchange or automated quotation system. Without an active market, the Investor in this offering may be unable to readily sell the Preferred Stock or the Warrants.

The Preferred Stock and Warrants may be dilutive to holders of our Common Stock.

The ownership interest of the existing holders of our Common Stock will be diluted to the extent the Preferred Stock is converted in full and the Warrants are exercised in full. Together, the Conversion Shares and the Warrant Shares represent approximately 28.2% of our Common Stock outstanding as of June 29, 2022 (assuming that the total shares of Common Stock outstanding includes the 16,129,032 Conversion Shares and 16,129,032 Warrant Shares).

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.92 million, after deducting the estimated offering expenses payable by us. We expect to receive additional gross proceeds of $15.5 million if the Warrants are exercised in full.

We intend to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the repurchase of any Common Stock or Common Stock equivalents, (c) for the settlement of any outstanding litigation, or (d) in violation of FCPA or OFAC regulations.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 10,000 Preferred Stock, after deducting estimated offering expenses payable by us.

	As of March 31, 2022
	Actual	As adjusted

	(Unaudited)
Cash	$9,186,639	$19,106,639
Accounts receivable	3,104,892	3,104,892
Inventories, net	5,308,938	5,308,938
Prepaid and other current assets	1,432,627	1,432,627
Notes receivable	185,000	185,000
Total Current Assets	19,218,096	29,138,096
Property and Equipment, Net	912,242	912,242
Total Current Liabilities	16,117,093	16,117,093
Shareholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 81,568,546 shares issued and outstanding at March 31, 2022, and 97,697,578 shares outstanding, as adjusted, respectively	81,568	97,697
Additional Paid in Capital	136,988,255	146,972,126
Accumulated Deficit	(58,650,916)	(58,781,338)
Total shareholders’ equity	78,368,485	88,288,485
Total capitalization	$83,864,306	$93,784,306

The number of issued and outstanding shares as of March 31, 2022 in the table above excludes, as of such date:

●	2,558,497 shares of Common Stock that were issuable upon exercise of stock options of the Company under the Company’s 2017 Equity Incentive Plan; and

●	5,979,146 shares of Common Stock that are available for issuance under our 2017 Equity Incentive Plan.

DILUTION

If you invest in our Shares in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share of the Shares you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock after giving effect to this offering. Our historical net tangible book value as of March 31, 2022 was $(1,522,363), or $(0.02) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding on March 31, 2022.

After giving effect to the assumed sale of the Shares at an assumed offering price of $0.62 per share, and after deducting estimated expenses payable by us, our net tangible book value as of March 31, 2022 would have been approximately $8,397,637, or $0.09 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.11 to existing stockholders and immediate decrease of $0.53 per share in as adjusted net tangible book value per share to the Investor participating in this offering. The following table illustrates this per share dilution to the Investor participating in this offering:

Net tangible book value per share as of March 31, 2022	$	0.62
Increase attributable to new investor	0.11
As adjusted net tangible book value per share after this offering	0.09	$
Dilution per share to new investor		$ 0.53

The above discussion and table are based on 81,568,546 shares of our Common Stock outstanding as of March 31, 2022 and excludes:

●	2,558,497 shares of Common Stock that were issuable upon exercise of stock options of the Company under the Company’s 2017 Equity Incentive Plan; and

●	5,979,146 shares of Common Stock that are available for issuance under our 2017 Equity Incentive Plan.

To the extent that any (i) options are exercised, (ii) new options are issued under our 2017 Equity Incentive Plan, or (iii) we otherwise issue additional shares of Common Stock in the future at a price less than the offering price, there may be further dilution to new Investor purchasing our securities in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 10,000 shares of our Preferred Stock, up to 16,129,032 shares of Common Stock underlying the Preferred Stock and Warrants to purchase 16,129,032 shares of our Common Stock and 16,129,032 shares of Common Stock underlying the Warrants, pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Common Stock which includes the Conversion Shares and the Warrant Shares, are described under the caption “Descriptions of the Securities We May Offer” beginning on page 10 of the accompanying prospectus.

Preferred Stock

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Certificate of Designations.

Conversion Rights. The Preferred Stock offered hereby will entitle the holders thereof to convert the Preferred Stock into shares of Common Stock at $0.62 per share, subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. Unless shareholder approval has been obtained, neither the Company nor any subsidiary shall engage in a Subsequent Financing which would cause any adjustment of the conversion price or the exercise price to the extent the Investor would not be permitted, to convert its outstanding shares of Series F Convertible Preferred and exercise its Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein.

Voting Rights. The Preferred Stock offered hereby has no voting rights.

Dividends. The Preferred Stock offered hereby will entitle the holders thereof to receive cumulative dividends at the rate per share (as a percentage of the $1,000 Stated Value per share) of 5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on October 1the first Conversion Date and on each subsequent Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash out of funds legally available therefor.

Limitation on Beneficial Ownership. The Company shall not convert the Preferred Stock if after such conversion, the beneficial ownership of the Common Stock by the holder of the Preferred Stock would in excess of 9.99% of the issued and outstanding shares of Common Stock of the Company after giving effect to the issuance of the Underlying Shares (the “Beneficial Ownership Limitation”). The holder, upon prior notice, may decrease or increase the Beneficial Ownership Limitation, as long as it is not in excess of 9.99%.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon for each share of Preferred Stock before any distribution or payment shall be made to the holders of Common Stock.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Warrant.

Duration. The Warrants offered hereby will entitle the holders thereof to purchase shares of our Common Stock at a price of $0.96 per share, commencing from the Initial Exercise Date, and expiring the three year anniversary of the Initial Exercise Date.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price. The Warrants have an exercise price of $0.96 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. Unless shareholder approval has been obtained, neither the Company nor any subsidiary shall engage in a Subsequent Financing which would cause any adjustment of the conversion price or the exercise price to the extent the Investor would not be permitted, to convert its outstanding shares of Series F Convertible Preferred and exercise its Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

PLAN OF DISTRIBUTION

We are offering the Preferred Stock and the Warrants directly to the Investor for an aggregate purchase price of $10,000,000. The exercise price of the Warrants is $0.96 per share, which was above the $0.63 closing price of our Common Stock on June 29, 2022. We have not engaged any underwriters, dealers or other agents to assist in the sales of the securities in this offering. No underwriting discounts, commissions or other compensation will be paid in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is EQ Shareholder Services, 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209. Our transfer agent’s phone number is 303 646 7693.

Listing

Our shares of Common Stock are quoted on the NYSE American under the trading symbol “UAVS”.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Nevada with respect to the validity of the offered securities will be passed upon for us by Sherman & Howard LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2021 and 2020 have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on April 12, 2022;
●	Current Report on Form 8-K filed on May 2, 2022;
●	Schedule 14A filed on May 2, 2022;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on May 16, 2022;
●	Current Report on Form 8-K filed on June 17, 2022;
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may obtain a copy of these filings, without charge, by writing or calling us at:

AgEagle Aerial Systems Inc.

8863 E. 34th Street North

Wichita, Kansas 67226

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our shares of Common Stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the SEC. You may read any reports, statements or other information on file at the SEC’s web site at http://www.sec.gov.

Prospectus

AGEAGLE AERIAL SYSTEMS INC.

$200,000,000

Common Stock
Preferred Stock
Debt Securities

Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $200,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the NYSE American under the symbol “UAVS.” On April 14, 2021, the last reported sale price per share of our common stock was $5.59 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Investing in our securities involves various risks. See “Risk Factors” on page 7 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors,” in our most recent Annual Report on Form 10-K. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 6, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $200,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Company”, “AgEagle”, “we”, “us”, and “our” refer to AgEagle Aerial Systems Inc. and its wholly-owned subsidiaries.

2

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K, which we filed with the SEC on March 31, 2021. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: AgEagle Aerial Systems Inc., 8833 E. 34th Street North, Wichita, Kansas 67226. Our telephone number is (620) 325-6363.

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The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	debt securities, in one or more series;
●	warrants to purchase any of the securities listed above; and/or
●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

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Our Company

AgEagle Aerial Systems Inc. (“AgEagle” or “the Company”) designs, produces and supports technologically-advanced small, unmanned aerial vehicles (“UAVs” or “drones”). In addition, providing new utility to UAVs, we pioneer and innovate advanced aerial imaging data collection and analytics technologies capable of addressing the impending food and environmental sustainability crises that threaten our planet. Historically, our daily efforts have focused on delivering the tools and strategies necessary to define and implement commercial drone construction and delivery, along with sustainability and precision farming solutions that solve important problems confronting the global agricultural industry. We have spent ten years serving customers, covering more than two million acres in 50 countries monitoring 53 different crops. AgEagle remains intent on earning distinction as a trusted partner to clients seeking to adopt and support productive agricultural approaches to better farming practices which limit the impact on our natural resources, reduce reliance on inputs and materially increase crop yields and profits.

In addition to UAV sales, in late 2018, we introduced a new drone-leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the new program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for its customers.

In the first half of 2019, we introduced HempOverview, a scalable, responsive and cost-effective Software-as-a-Solution (“SaaS”) web- and map-based technology platform to support the operations of domestic industrial hemp programs for state and tribal nation departments of agriculture, growers and processors – a solution that provides users with what we believe is the gold standard for regulatory oversight, operational assistance and reporting capabilities for the fast emerging industrial hemp industry.

In the third quarter of 2019, AgEagle announced that it had begun to actively pursue expansion opportunities within the emerging Drone Logistics and Transportation market and revealed that it had received its first purchase orders from a major ecommerce company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry packaged goods in urban and suburban areas.

Central to our long-term growth strategy, we will continue to identify opportunities to leverage our proprietary technological platform and industry expertise to penetrate new, high growth market sectors that may benefit from our advanced aerial imagery-based data collection and analytics solutions.

Research and development activities are integral to our business and we follow a disciplined approach to investing our resources to create new technologies and solutions.

 Our business is seasonal in nature and, as a result, our revenue and expenses and associated revenue trends fluctuate from quarter to quarter.

Commercial Drone Package Delivery

Over the past year, there has been a surge of prominent companies, including Alphabet (Google), FedEx, Intel, Qualcomm, Amazon, Target, Walmart, Alibaba, UPS, 7-Eleven, Uber and many others, actively developing commercial drone delivery service initiatives as part of their long-term strategic plans. These companies intend to leverage the latest in UAV technologies to deliver food, consumer products, medicines and other types of lightweight freight direct to consumers and businesses in the fastest, most cost efficient and environmentally responsible manner possible – a practical alternative to costly auto transport.

AgEagle’s proven expertise in manufacturing rugged, reliable and professional grade UAVs makes us a logical partner for designing, manufacturing and testing drone platforms in the fast growing package delivery market – a market forecasted by Research and Markets will climb to $11.2 billion by 2022 and subsequently rise to $29.06 billion by 2027. The anticipated growth of the industry is expected to be largely fueled by the high usage of drones in the ecommerce industry for delivery of products in rural areas, where automotive transport vehicles cannot readily reach or where deliveries take longer time to arrive.

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In September 2019, we announced that we were actively pursuing expansion opportunities within the Drone Logistics and Transportation market, and reported that we had received our first purchase order from a major unnamed ecommerce company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry goods in urban and suburban areas. AgEagle is currently working in close collaboration with this new customer on its tethered test flight operations and ongoing development. In association with the initial purchase order, AgEagle recorded its first revenues in the second half of 2019 and had recognized additional revenues from the project in the first quarter of 2020.

In the second quarter of 2020, we announced that we had received follow-on purchase orders from the ecommerce company client relating to the continued manufacture and assembly of drones used for the testing and refining of client’s commercial drone small delivery vehicles, systems and operations currently in development. Due to the impact of the global COVID-19 pandemic and the resulting delivery delays of components ordered from certain suppliers for this project, revenues associated with these purchase orders will be reported in the third quarter, ending September 30, 2020. It is our belief that we will continue to perpetuate and enhance our relationship with this customer on a moving-forward basis.

Our Unmanned Aerial Vehicles Business

Our first commercially available product was the AgEagle Classic, which was followed shortly thereafter by the RAPID System. As we improved and matured our product, we launched the RX-60 and subsequently our current UAV product, the RX-48. The success AgEagle has achieved with its legacy products, which we believe has carried over into the continued improvement of the RX-60 and RX-48, stems from AgEagle’s ability to invent and deliver advanced solutions utilizing its proprietary technologies and trade secrets that help farmers, agronomists and other precision agricultural professionals operate more effectively and efficiently. Our core technological capabilities, developed over five years of research and innovation, include a lightweight laminated shell that allows the UAV platform to perform under challenging flying conditions, a camera with a Near Infrared (NIR) filter, a rugged foot launcher (RX-60), and high-end software that automates drone flights and provides geo-referenced data. All of AgEagle’s proprietary UAVs are electrically powered, weigh approximately six pounds fully loaded, are capable of flying over approximately 400 acres (roughly 60 minutes of airtime) per flight from their launch location, and are configured to carry a camera with an NIR filter that uses near infrared images to capture crop data. Our leadership believes that these characteristics make its UAVs well suited for providing a complete aerial view of a farmer’s field to help precisely identify crop health and field conditions faster than any other method available.

Our UAVs were initially specifically designed to help farmers increase profits by pinpointing areas where nutrients or chemicals need to be applied, as opposed to traditional widespread land application processes, thus decreasing input costs, reducing the amount of chemicals applied and potentially increasing yields. AgEagle’s products were designed for busy agriculture professionals who do not have the time to process images on their computers, which some of its competitors require. The software can automatically take pictures from the camera, stitch the photos together through the cloud, and deliver a geo-referenced, high quality aerial map to the user’s desktop or tablet device using specialty precision agriculture software such as SST Software, SMS Software or most other agricultural software solutions. The result is a prescription or zone map that can then be used in a field computer that is typically found in a sprayer or applicator designed to drive through fields to precisely apply the amount of nutrients or chemicals required to continue or restore the production of healthy crops.

In addition to UAV sales, in late 2018, AgEagle introduced a new drone-leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the new program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for our customers.

HempOverview Platform

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle is intent on leveraging our expertise to champion the use of proven, advanced web- and map-based technologies as a means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through the introduction of HempOverview, AgEagle represents the first agriculture technology company to its knowledge to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

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With the passing of the 2018 Farm Bill in December 2018, industrial hemp is now recognized as an agricultural commodity, such as corn, wheat or soybeans.

More specifically, the 2018 Farm Bill authorizes state departments of agriculture, including agencies representing the District of Columbia, the Commonwealth of Puerto Rico and any other territory or possession of the United States, and Indian tribal governments, to submit plans to the USDA applying for primary regulatory authority over the production of hemp in their respective state or tribal territory.

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle is intent on leveraging our expertise to champion the use of proven, advanced web- and map-based technologies as a means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through the introduction of HempOverview, AgEagle represents the first agriculture technology company to its knowledge to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

HempOverview is comprised of four modules:

1)	Registration: secure, scalable software to handle all farmer and processer application and licensing matters.
2)	Best Management Practices: iterative, intelligent data collection and analysis utilizing satellite imagery and advanced, proprietary algorithms to help farmers reduce input costs, avoid missteps, detect pest impacts and monitor water usage.
3)	Oversight and Enforcement: integration of data management and satellite imagery to provide continuous monitoring of all hemp fields in the state, predict and respond to issues and assist in proper crop testing.
4)	Reporting: generation of actionable reports for USDA requirements, legislative oversight and support of research institutions.

In November, 2019, AgEagle announced that the Florida Department of Agriculture and Consumer Services (“FDACS”) had chosen the HempOverview solution to manage its online application submission and registration process for hemp growers and their farms and hemp fields in the State of Florida for the years 2020, 2021 and 2022. In addition, the Company has entered discussions with several other states across the nation, as well as with certain growers and processors, and expects to announce additional new HempOverview clients in 2020.

HempOverview focuses on simultaneously collecting data, analyzing field-related problems and providing readily accessible analysis and reporting for achieving and sustaining end-to-end visibility and best management practices for the growing industrial and CBD hemp supply chain.

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FarmLens Platform

Our FarmLens platform has benefitted us and our shareholders by developing important vertically integrated products and services with our drone-enabled software technologies. FarmLens is a subscription cloud analytics service that processes data, primarily collected with a drone, such as those produced by AgEagle, and makes such data actionable by farmers and agronomists. FarmLens is currently sold by AgEagle as a subscription service and offered either standalone or in a bundle with drone platforms manufactured by leading drone providers like AgEagle, DJI and senseFly. The FarmLens platform extends AgEagle’s reach as a business through key partnerships.

Valqari

In October 2020, we entered into a manufacturing agreement with Valqari LLC (“Valqari”), for the manufacture and assembly of Valqari’s patented Drone Delivery Station, in accordance with the specification provided by, and the components designated by Valqari, for sale and delivery to its customers. Valqari, is based in Chicago, Illinois, and is engaged in the development, manufacture and sale of a patented Drone Delivery Station, including related software, which is the only universal, standardized, safe and secure drone landing station that protects people, property and packages. AgEagle has been appointed as Valqari’s exclusive manufacturer of its products in the United States of America for a term of two-years, unless terminated earlier.

Micasense

On January 26, 2021, through our wholly-owned subsidiary, AgEagle Sensor Systems, Inc., we acquired 100% of MicaSense, Inc. from Parrot Drones S.A.S. and Justin B. McAllister. MicaSense is based in Washington and manufactures and sells its patented, high precision thermal and multispectral sensors, serving the aerial mapping and analytics needs of the agriculture market. In addition, MicaSense’s patented technologies are well positioned to address applications in advanced inspection in the energy and insurance sectors and autonomous flight safety for package delivery, among other solutions. MicaSense’s high performance proprietary products, including Altum™, RedEdge-MX™, RedEdge-MX Blue™ and Atlas Flight™, have global distribution in 70 countries. The aggregate purchase price for the shares of MicaSense was $23,000,000, less any debt and subject to a customary working capital adjustment. We are also issuing to the sellers of MicaSense $3,000,000 in shares of common stock, in the aggregate, on April 27, 2021. The total number of shares issuable is based on the volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Sellers, which date will be April 27, 2021.

Executive Offices

Our principal executive offices are located at 8833 E. 34th Street North, Wichita, Kansas 67226 and our telephone number is (620) 325-6363. Our website address is http://www.ageagle.com. Information contained on, or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our Annual Report on Form 10-K filed on March 31, 2021, and any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

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DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;
●	debt securities, in one or more series;
●	shares of our preferred stock;
●	warrants to purchase any of the securities listed above; and/or
●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our authorized capital stock consists of 275,000,000 shares, consisting of 250,000,000 shares of common stock par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share, of which none are currently outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

As of March 31, 2021, there were 62,485,815 shares of common stock issued and outstanding.

Dividend Rights

Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

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Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended and restated. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the NRS prescribes a different percentage of votes and/or exercise of voting power.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and shares of our common stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

Preferred Stock

We have 25,000,000 authorized shares of preferred stock par value $0.001 per share. We have no series of preferred stock currently issued and outstanding.

Our board of directors may also divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any, without the necessity of action by stockholders. Issuance of preferred stock by our board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the NRS and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
●	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

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●	the title;
●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
●	the maturity date;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	the terms of the subordination of any series of subordinated debt, if applicable;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
●	incur additional indebtedness;
●	issue additional securities;
●	create liens;
●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
●	redeem capital stock;
●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
●	make investments or other restricted payments;
●	sell or otherwise dispose of assets;
●	enter into sale-leaseback transactions;
●	engage in transactions with stockholders and affiliates;
●	issue or sell stock of our subsidiaries; or
●	effect a consolidation or merger;
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	information describing any book-entry features;
●	provisions for a sinking fund purchase or other analogous fund, if any;
●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
●	the procedures for any auction and remarketing, if any;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	if other than dollars, the currency in which the series of debt securities will be denominated; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the Registration Statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

Default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
●	to evidence and provide for the acceptance of appointment by a successor trustee;
●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust; and
●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and
●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

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Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions payable for solicitation of these contracts in the prospectus supplement.

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In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of AgEagle Aerial Systems Inc. and its subsidiaries as of and for the fiscal years ended

(i) December 31, 2020 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K filed on March 31, 2021, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm (“Withum”), as stated in their report dated March 31, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing, and

(ii) December 31, 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K filed on April 13, 2020, have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in their report dated April 10, 2020, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of MicaSense as of and for the fiscal years ended

(i) December 31, 2020 incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A, filed on April 13, 2021, have been audited by Withum as stated in their report dated April 13, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing, and

(ii) December 31, 2019 and 2018, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A, filed on April 13, 2021, have been audited by Salberg & Company, PA as stated in their report dated February 22, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus and any subsequent prospectus supplements do not contain all of the information contained in the registration statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o AgEagle Aerial Systems Inc., at our office located at 8833 E. 34th Street North, Wichita, Kansas 67226. Our telephone number is (620) 325-6363.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021;
●	Current Report on Form 8-K filed on January 5, 2021;
●	Current Report on Form 8-K filed on January 27, 2021;
●	Current Report on Form 8-K/A filed on April 13, 2021;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 17 2021; and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and after the effectiveness of the registration and prior to the termination of this offering (except in each case current reports or portions thereof furnished and not filed under Items 2.02 or 7.01 of Form 8-K) shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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$200,000,000

AGEAGLE AERIAL SYSTEMS INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

May 6, 2021

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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AGEAGLE AERIAL SYSTEMS INC.

10,000 Shares of Series F 5% Convertible Preferred Stock

(and 16,129,032 Shares of Common Stock Issuable Upon Conversion of Preferred Stock)

and

Warrants to purchase up to 16,129,032 shares of Common Stock

Issuable Upon Exercise of the Warrants

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is June 26, 2022